Consulting Agreement

THIS CONSULTING AGREEMENT (“Agreement”) is entered into this 2nd day of February, 2005, and is effective November 18, 2004, by and between SLS International, Inc. (“Company”) and 3CD Consulting, LLC (“Consultant”).

RECITALS

A.

Consultant, through the expenditure of considerable money, time and effort, has created and developed, and is continuing to improve, an efficient system for providing his services. which services are further described in this Agreement (the “Services”), to private and public companies.

B.

The Consultant has provided the Services to the Company for several years.

C.

The Company desires to continue to obtain the Services from Consultant, and Consultant is willing to continue to provide the Services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and Consultant hereby agree as follows:

1.

Appointment as Consultant/Scope of Services:  The Company hereby engages Consultant to provide the Services.  Consultant hereby agrees to perform such Services upon the terms and conditions hereinafter set forth.

2.

Term:  This Agreement shall be for a period of three (3) years commencing as of the date of this Agreement.  Company agrees that it shall not contact or have any business dealings with any relationships introduced to the Company, directly or indirectly through the efforts of the Consultant, without informing the Consultant.  These terms shall apply to any contacts or business dealings during this Agreement and for a period of two (2) years beyond the termination of this Agreement.

3.

Services of the Consultant:  Consultant agrees that during the term of this Agreement, unless this Agreement is sooner terminated pursuant to its terms, Consultant shall perform the Services, including more specifically the following:  (a) Consultant agrees to introduce institutions, marketing programs and other resources to the Company for the purpose of advancing the Company in the fulfillment of its business plan, and (b) Consultant will also attempt to identify others and introduce the Company to potential board members, as well as officers, consultants, vendors and service providers.  The parties agree that all work performed by the Consultant will be performed by Cap Briant and will be governed by the general terms and conditions of this Agreement, which will be controlling.

4.

Compensation:

(a)  As compensation for Consultant’s services, the Company agrees to give the Consultant options to purchase one million (1,000,000) shares of the Company’s common stock.  The exercise price shall be $2.00 per share and the option term will be for three years from the date of this Agreement.

(b)  The shares of common stock issuable upon exercise of the options described in Section 4(a) shall have “piggyback” registration rights at the time of the Company’s first registration with the U.S. Securities and Exchange Commission of shares of the Company’s common stock after the date hereof.

(c)  Consultant agrees that if it sells any of the shares of the Company’s common stock acquired upon exercise of the options issued pursuant to this Agreement, Consultant will not sell more than 5,000 shares of the common stock in any single trading day or more than 25,000 shares of the common stock in any calendar week, until the trading price is above $6.00 per share.

5.

Expenses:  Consultant shall be responsible for any and all expenses incurred in connection with the performance of the Services unless otherwise specified by the Company.

6.

Relationship of the Parties:  Under this Agreement, Consultant is and shall act as an independent contractor, and not an agent, servant or employee of the Company.  Nothing in this Agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company.  Consultant shall assume full responsibility to and for all of its agents and employees under any federal, state or local laws or regulations regarding employee’s liability, workers compensation, unemployment insurance, income tax withholding and authorization for employment as well as any other acts, laws or regulations of similar import.  Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the Company except as specifically provided herein and that in connection with the performance of the Services it shall have no authority to make any representations of any kind.

7.

Covenants:

(a) Consultant covenants and agrees that it will not at any time during the term of this Agreement or at any time thereafter communicate or disclose to any person, or use for its own account or for the account of any other person, without the prior written consent of  the Company, any confidential knowledge or information concerning any trade secret or confidential knowledge or information concerning the business affairs of the Company or any of its affiliates acquired by the Consultant during the term of this Agreement.  Consultant will not deliver, reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Consultant without specific written direction or consent of the Company.

(b) Company covenants and agrees that it will not at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Consultant or any of its affiliates acquired by the Company during the term of this Agreement, including the names of the investors identified or introduced by Consultant, except as required by law, rule or regulation of a governmental entity or self-regulatory organization.

(c) Beginning on the date of this Agreement, Consultant will: (i) refrain from disparaging, defaming or encouraging or assisting the disparagement or defamation of the Company or its officers or directors; (ii) refrain from making any expressly or impliedly false or deceptive statements regarding the Company or its officers or directors and encouraging or assisting any others to do so.

8.

Representations and Warrants of the Consultant:  Consultant hereby represents and warrants as of the date hereof each of the following:  (a) Consultant has the power and authority to enter this Agreement and to carry out its obligations hereunder; (b)  the execution and delivery of this Agreement by the Consultant and the consummation by the Company of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this Agreement and such transaction; and (c) the Consultant is not nor has he ever been a Licensed Broker or Broker Dealer.

9.

Representations and Warranties of the Company:  Company hereby represents and warrants as of the date hereof each of the following:  (a) The Company has the requisite corporate power and authority to enter into the Agreement and to carry out its obligations hereunder; and (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions.

10.

Notices:  Any notice of communication to be given under the terms of this Agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, return receipt requested, addressed as follows:

If to Consultant:

3 CD Consulting, LLC

4641 East Bittersweet Way

Springfield, MO  65809

If to Company:

SLS International, Inc.

3119 South Scenic

Springfield, MO  65807

11.

Entire Agreement:  This Agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

12.

Arbitration:  The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association.  The arbitration shall be held in Greene County, Missouri.  Each party shall bear their own attorney’s fees and costs of such arbitration.  Disputes under this Agreement as well as the terms and conditions of the Agreement shall be governed in accordance with and by laws of Missouri (without regard to its conflicts of law principles).  The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney’s fees from the Arbitrators.

13.

Assignment:  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided that in no event shall Consultant’s obligations to perform future services for the Client be delegated or transferred by Consultant without the prior written consent of the Client (which consent may be withheld in its sole discretion).

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

Company:

______________________________________  Date:  __________________________

Consultant:

______________________________________ Date ____________________________